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                                                                    EXHIBIT 23.1

                              ACCOUNTANTS' CONSENT

The Board of Directors and Stockholders
Intellisys Group, Inc.:

We consent to the use of our reports included herein and the references to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.

                                        /s/ KPMG PEAT MARWICK LLP

Mountain View, California
October 15, 1998